EXHIBIT 23

                   CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Unisys Corporation of our report dated January 22,
1997, included in the 1996 Annual Report to Stockholders of Unisys
Corporation.

Our audits also included the financial statement schedule of Unisys Corporation listed in Item 14(a). This schedule is the responsibility of Unisys Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements: (1) Registration Statement (Form S-8 No. 33-20588) pertaining to the Unisys Savings Plan, (2) Registration Statement (Form S-8 No. 33-7893) pertaining to the Burroughs LTIP, (3) Registration Statement (Form S-8 No. 33-4317) pertaining to the Burroughs 1985 Payroll Deduction Stock Purchase Plan, (4) Registration Statement (Form S-8 No. 33-20204) pertaining to the Unisys Retirement Investment Plan, (5) Registration Statement (Form S-8 No. 33-20205) pertaining to the Unisys Retirement Investment Plan II, (6) Registration Statement (Form S-3 No. 33-25715) of Unisys Corporation,
(7) Registration Statement (Form S-8 No. 33-3937) pertaining to the Burroughs LTIP, (8) Registration Statement (Form S-8 No. 2-63842) pertaining to the Burroughs LTIP, (9) Registration Statement (Form S-8 No. 33-34771) pertaining to the Unisys Retirement Investment Plan,
(10) Registration Statement (Form S-8 No. 33-38711) pertaining to the Unisys Savings Plan, (11) Registration Statement (Form S-8 No. 33-38712) pertaining to the Unisys Retirement Investment Plan II, (12) Registration Statement (Form S-8 No. 33-38713) pertaining to the Unisys Retirement Investment Plan, (13) Registration Statement (Form S-8 No. 33-40259) pertaining to the Unisys LTIP, (14) Registration Statement (Form S-3 No. 33-51747) of Unisys Corporation, (15) Registration Statement (Form S-4 No. 333-02409) of Unisys Corporation,
(16) Registration Statement (Form S-3 No. 333-08933) of Unisys Corporation, and (17) Registration Statement (Form S-3 No. 333-20373) of Unisys Corporation; of our report dated January 22, 1997, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in the 1996 Annual Report (Form 10-K) of Unisys Corporation for the year ended December 31, 1996.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 27, 1997